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                                                                    EXHIBIT 99.1

April 27, 2005

Members of the Compensation Committee
Carrizo Oil & Gas, Inc.
1000 Louisiana Street, Suite 1500
Houston, Texas 77002

To Members of the Compensation Committee of Carrizo Oil & Gas, Inc.:

As you are aware, Carrizo Oil & Gas, Inc. (the "Company") has recommended to its shareholders the approval of an amendment (the "Amendment") to its Long-Term Incentive Plan (the "Plan") as presented in the Company's Proxy Statement for its 2005 Annual Meeting of Shareholders. Subsequent to the Company's distribution of the Proxy Statement, the Company has received feedback from a shareholder rights group regarding the Plan. As a result, management will recommend to the Compensation Committee that the Plan be amended to explicitly state that any repricing of stock options granted by the Company under the Plan will require shareholder approval.

I expect that management will discuss this recommendation with the Board of Directors and the Compensation Committee following the Company's 2005 annual meeting of shareholders.

                                    Regards,

                                    /s/ S.P. Johnson IV

                                    S.P. Johnson IV
                                    President and
                                    Chief Executive Officer